UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2006 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North
Plymouth, Minnesota		55442
(Address of Principal Executive Offices)		(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On January 6, 2006, ev3 Inc. ( “ev3”) announced that it had completed its previously disclosed acquisition of the outstanding shares of Micro Therapeutics, Inc. (“MTI”) that it did not already own through the merger (the “Merger”) of Micro Investment, LLC, a wholly owned subsidiary of ev3 (“MII”), with and into MTI, effective January 6, 2006, with MTI continuing as the surviving corporation and a wholly owned subsidiary of ev3.  As the majority stockholder of MTI, ev3 previously executed a written consent approving the Merger, which was the only stockholder approval necessary or required to complete the Merger under applicable law or the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 14, 2005, by and among ev3, MII and MTI.  Pursuant to the Merger Agreement, and as a result of the Merger, each share of common stock of MTI outstanding at the effective time of the Merger was automatically converted into the right to receive 0.476289 of a share of ev3 common stock (the “Exchange Ratio”) and cash in lieu of any fractional share of ev3 common stock. In addition, each outstanding option to purchase shares of MTI common stock was converted into an option to purchase shares of ev3 common stock on the same terms and conditions (including vesting) as were applicable under such MTI option and the exercise price and number of shares for which each such option is (or will become) exercisable was adjusted based on the Exchange Ratio.

In connection with the Merger, ev3 will issue approximately 7.0 million shares of its common stock to holders of outstanding shares of MTI common stock.  The shares of ev3 common stock to be issued in accordance with the Merger Agreement were registered under the Securities Act of 1933, as amended, pursuant to ev3’s Registration Statement on Form S-4 (File No. 333-129956) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2005 and declared effective on December 7, 2005.   The information statement/prospectus of ev3 and MTI, dated December 6, 2005, that forms a part of the Registration Statement contains additional information about the Merger.

The MTI common stock was registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ National Market under the symbol “MTIX.”  MTI has filed a Form 15 with the SEC to terminate registration of the MTI common stock under the Exchange Act and the MTI common stock was delisted from trading as of the close of the market on January 6, 2006.

On January 6, 2006, ev3 issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.  The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required pursuant to Rule 3-05 of Regulation S-X were previously reported in ev3 Inc.’s Registration Statement on Form S-4 (File No. 333-129956), which became effective on December 7, 2005 (the “Registration Statement”), and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(b)  Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X was previously reported in the Registration Statement and pursuant to General Instruction B.3 of Form 8-K is not additionally reported herein.

(c)  Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 14, 2005, by and among ev3 Inc., Micro Investment, LLC and Micro Therapeutics, Inc. (Incorporated by reference to Exhibit 2.1 to ev3 Inc.’s Current Report on Form 8-K (File No. 000-51348), as filed with the Securities and Exchange Commission on November 14, 2005)

99.1	Press Release of ev3 Inc., dated January 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2005	ev3 Inc.

	By:	/s/ Patrick D. Spangler
		Name:	Patrick D. Spangler
		Title:	Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 14, 2005, by and among ev3 Inc., Micro Investment, LLC and Micro Therapeutics, Inc. (Incorporated by reference to Exhibit 2.1 to ev3 Inc.’s Current Report on Form 8-K (File No. 000-51348), as filed with the Securities and Exchange Commission on November 14, 2005)

99.1	Press Release of ev3 Inc., dated January 6, 2006